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                                                                      EXHIBIT 21


JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

EXHIBIT 21 - LIST OF SUBSIDIARIES OF JOHNSTON INDUSTRIES, INC.

1. Johnston Industries Alabama, Inc.
   State of Incorporation:  Alabama


2. Johnston Industries Composite Reinforcements, Inc.
   State of Incorporation:  Alabama


3. T.J. Beall Company
   State of Incorporation:  Georgia


4. Greater Washington Investments, Inc.
   State of Incorporation: Delaware


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